                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           DATE OF REPORT MAY 8, 2000
                        (Date of earliest event reported)

                               SOFTLOCK.COM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

             33-37751-D                               84-1130229
       (Commission File Number)           (IRS Employer Identification No.)

5 CLOCK TOWER PLACE, SUITE 440, MAYNARD, MA             01754
   (Address principal executive offices)              (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (978) 461-5940

ITEM 2.       OTHER EVENTS.

         SoftLock.com, Inc. (the "Company") previously reported on March 8, 2000 that it had entered into a letter of intent to acquire all the outstanding stock of Chili Pepper, Inc. ("Chili Pepper"), a Boston-based strategic marketing consulting firm which has provided merchandising consulting services to the Company during the past sixty (60) days, in exchange for shares of the Company's common stock, par value $.01 per share. The Company and Chili Pepper have terminated their prior letter of intent and entered into a letter of intent dated May 8, 2000, whereby the Company will purchase certain assets of Chili Pepper. The completion of the asset purchase transaction is contingent on, among other conditions, the execution of definitive transaction agreements.

         The Company will acquire Chili Pepper assets, including work in progress as of May 1, 2000 with a value of at least $22,000, computer equipment, furniture, fixtures, miscellaneous office equipment, leasehold improvements, working capital of at least $22,000 and leased property and equipment. The Company will acquire the assets of Chili Pepper in exchange for 241,611 shares of the Company's common stock, $.01 par value, having an aggregate value (the "Purchase Price") equal to the product obtained by multiplying 241,611 by the average of the closing prices of the Company's common stock on May 5, May 8, May 9 and May 10, 2000. Pursuant to the letter of intent, up to twenty percent (20%) of the Purchase Price may be paid in cash with a corresponding decrease in the number of shares of the Company's common stock received by Chili Pepper. The cash portion of the Purchase Price will be obtained from the Company's cash holdings. All of the assets acquired by the Company are utilized by Chili Pepper in the normal course of business of operating a strategic marketing consulting firm. The Company intends to continue using the purchased assets for merchandising and communication services to supplement the Company's existing merchandising capabilities.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) No exhibits are filed with this Current Report on Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                            SOFTLOCK.COM, INC.
                                            (REGISTRANT)


Date:  May 8, 2000                          By: /s/ Michael J. Dziczkowski
                                                --------------------------
                                                Michael J. Dziczkowski
                                                Corporate Controller
                                                (Principal Accounting Officer)